UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bioanalytical Systems, Inc.

(Name of Registrant as Specified In Its Charter)

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January 29, 2008

Dear BASi Shareholders:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (“BASi”) to be held Thursday, March 20, 2008, at 10:00 a.m. (EST) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana, 47906.

At the meeting, we are asking the shareholders to:

•	Elect five directors of BASi to serve for a one-year term;
•	Approve a grant of non-qualified stock options to Mr. Richard M. Shepperd in connection with his extended employment agreement, dated May, 2007;
•	Approve a grant of non-qualified stock options to Mr. Michael R. Cox in connection with his new employment agreement, dated November, 2007;
•	Approve a grant of non-qualified stock options to Mr. Edward M. Chait in connection with his new employment agreement, dated November, 2007; and,
•	Approve the adoption of the Bioanalytical Systems, Inc. 2008 Stock Option Plan as a replacement for a previous stock option plan that expired in 2007.

Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely,

Richard M. Shepperd
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE: March 20, 2008

TIME: 10:00 a.m.

PLACE: Bioanalytical Systems, Inc. Headquarters
2701 Kent Avenue
West Lafayette, IN 47906

MATTERS TO BE VOTED UPON:

1.	To elect five directors of BASi to serve for a one-year term;

2.	To approve the grant of non-qualified stock options to Mr. Richard M. Shepperd in connection with his extended employment agreement, dated May 2007;

3.	To approve the grant of non-qualified stock options to Mr. Michael R. Cox in connection with his new employment agreement, dated November 2007;

4.	To approve the grant of non-qualified stock options to Mr. Edward M. Chait in connection with his new employment agreement, dated November 2007;

5.	To approve and adopt the Bioanalytical Systems, Inc. 2008 Stock Option Plan as a replacement for a previous stock option plan that expired in 2007.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR EACH PROPOSAL.

Holders of BASi common shares of record at the close of business on January 31, 2008 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Richard M. Shepperd
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A POSTAGE-PAID RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

BIOANALYTICAL SYSTEMS, INC., PROXY STATEMENT
ANNUAL MEETING OF MARCH 20, 2008

PROXY STATEMENT

This proxy statement is furnished by Bioanalytical Systems, Inc. (“BASi” or the “Company”) in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, March 20, 2008, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about February 1, 2008.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of each of the nominees for director named below. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

As of the close of business on January 31, 2008, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,912,568 common shares of BASi. Each outstanding common share is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the outstanding common shares are present, in person or by proxy, at the Annual Meeting. If a quorum is present, the proposals will be decided by a plurality of the votes cast.

A copy of the BASi Annual Report and Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2007, accompanies this proxy statement. The financial statements contained in the Annual Report and Form 10-K are not incorporated by reference in this proxy statement. The solicitation of proxies is being made by BASi, and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone. BASi will pay any costs so incurred, and the directors, officers and other employees involved in such solicitations will not receive any additional compensation for such actions.

HOW TO VOTE YOUR SHARES

We are pleased to offer you two options for designating the proxies and indicating your voting preferences:

(1)	You can attend the Annual Meeting and cast your vote in person; or

(2)	You may complete, sign, date and return by mail the proxy card.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving this proxy statement and proxy card?
This proxy statement describes proposals on which you, as a shareholder, are being asked to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote. You may, instead, follow the instructions above to vote by mail using the enclosed proxy card. Even if you currently plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date just in case your plans change.

Who can vote at the Annual Meeting?
Shareholders who owned common stock on January 31, 2008 may attend and vote at the Annual Meeting. Each common share is entitled to one vote. There were 4,912,568 common shares outstanding on January 31, 2008.

What am I voting on?
We are asking you to:

1.	Elect five directors;

2.	Approve a grant of non-qualified stock options to Mr. Richard M. Shepperd in connection with his extended employment agreement, dated May 2007;

3.	Approve a grant of non-qualified stock options to Mr. Michael R. Cox in connection with his new employment agreement, dated November 2007;

4.	Approve a grant of non-qualified stock options to Mr. Edward M. Chait in connection with his new employment agreement, dated November 2007; and

5.	Approve and adopt the Bioanalytical Systems, Inc. 2008 Stock Option Plan as a replacement for a previous stock option plan that expired in 2007.

What if I change my mind after I give my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of Meeting);

•	Signing another proxy with a later date; or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

How many shares must be present to hold the meeting?
To hold the meeting and conduct business, a majority of BASi’s outstanding voting shares as of January 31, 2008 must be present or represented by proxies at the meeting. On this date, a total of 4,912,568 common shares were outstanding and entitled to vote. Shares representing a majority number of these votes, or 2,456,285 shares, must be present. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•
The shareholder has voted by properly submitting a proxy card via mail. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

Will my shares be voted if I do not sign and return my proxy card?
If your shares are registered in your name, they will not be voted unless you vote by submitting your proxy card via mail, or vote in person at the meeting.

How will my shares be voted if they are held in “street name”?
If your shares are held in “street name,” you should have received voting instructions with these materials from your broker or other nominee. We urge you to instruct your broker or other nominee how to vote your shares by following those instructions. If you do not give your broker or nominee instructions as to how to vote your shares, they may be voted only on matters for which the broker or nominee has discretionary authority under applicable rules. These “broker non-votes” will be counted for purposes of determining whether a quorum is present but will not be counted for any other purpose with respect to Proposals 1, 2, 3, 4 and 5.

How many votes must the nominees have to be elected as directors?
Directors will be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected. We expect that the election to be held at the 2008 Annual Meeting will be an uncontested election.

Shares represented by your proxy will be voted by BASi’s management “for” the election of the five nominees recommended by BASi’s Board of Directors unless you withhold authority for any or all of such nominees or you mark your proxy to “abstain” from so voting.

How many votes are required to pass the adoption of the 2008 Stock Option Plan, the approval of the grant of non-qualified stock options to Mr. Shepperd, and the approval of the grants of non-qualified stock options to Mr. Cox and Mr. Chait?
The adoption of the Stock Option Plan, the approval of Mr. Shepperd’s stock option grant and the approval of both Mr. Cox’s and Mr. Chait’s non-qualified stock option grants must receive a “for” vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against these proposals. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

Why do the Shareholders have to approve the grant of non-qualified stock options to Mr. Shepperd and the grants of non-qualified stock options to both Mr. Cox and Mr. Chait?
It is a rule of NASDAQ that options granted to employees be approved by shareholders. This is generally accomplished by granting options under a shareholder approved option plan. The existing shareholder plan does not allow us to issue non-qualified options; therefore, these non-qualified option grants must be approved by shareholders. In the case of Mr. Shepperd, his options represent options on 6% of our outstanding common shares of the Company. These options replace his original bonus plan, which provided for cash bonuses equal to 10% of EBITDA. In addition to conserving our cash, the Board of Directors believes the option grant better aligns Mr. Shepperd’s economic interests with your interests as a shareholder and is less economically dilutive than his cash bonus. Mr. Chait and Mr. Cox have assumed positions of increased responsibility in the Company, and were each tentatively awarded 75,000 additional options, of which, in each case, 30,000 were issued under our stock option plan, and 45,000 are non-qualified and must be approved by shareholders.

Why are you adopting a new Stock Option Plan?
The purpose of the 2008 Stock Option Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2008 Stock Option Plan will be a valuable incentive and will ultimately benefit our shareholders by aligning more closely the interest of 2008 Stock Option Plan participants with those of our shareholders. We are asking that the 2008 Stock Option Plan be approved as the replacement for our former stock option plans, 1997 Employee Stock Option Plan and 1997 Director Stock Option Plan (which has expired).

Who will pay for this proxy solicitation?
We will bear the costs of soliciting proxies from our shareholders. These costs include preparing, assembling, printing, mailing and distributing the proxy statements, proxy cards and annual reports. We will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common shares.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1 - ELECTION OF DIRECTORS

Required Vote and Board of Directors’ Recommendation

The Bylaws of BASi provide for no fewer than seven and no more than nine directors. Five directors will be elected at the Annual Meeting, leaving two vacancies. Vacancies on the Board of Directors may be filled by the Board of Directors. When the Board has fewer than the required minimum directors, there still must be a quorum of the required minimum present (i.e. four directors) in order for the Board to conduct business. Each director is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated the following current directors for re-election at the Annual Meeting. The directors nominated for election are: William E. Baitinger, David W. Crabb, Leslie B. Daniels, Larry S. Boulet and Richard M. Shepperd (collectively, the “Nominated Directors”). The Board of Directors has determined that each of the Nominated Directors, other than Richard M. Shepperd, is an “independent director” as defined in the applicable rules of the NASDAQ Stock Market.

The Board of Directors recommends that shareholders vote FOR the election of all of the Nominated Directors and, unless authority to vote for any Nominated Director is withheld, the accompanying proxy will be voted FOR the election of all the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than five nominees. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

The following table shows certain information about the Nominated Directors:
Name	Age	Position	Served as Director Since

William E. Baitinger	72	Director, Chairman of the Board	1979
David W. Crabb	54	Director	2004
Leslie B. Daniels	60	Director	2003
Larry S. Boulet	61	Director	2007
Richard M. Shepperd	67	Director, President and Chief Executive Officer	2007

Business Experience of Nominated Directors

William E. Baitinger has served as a director of BASi since 1979. Mr. Baitinger was Director of Technology Transfer for the Purdue Research Foundation from 1988 until 2000. In this capacity he was responsible for all licensing and commercialization activities from Purdue University. He currently serves as Special Assistant to the Vice President for Research at Purdue University. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

David W. Crabb, M.D. has served as a director of the Company since February 2004. He has been Chairman of the Indiana University Department of Medicine since 2001. Previously he had served as Chief Resident of Internal Medicine and on the Medicine and Biochemistry faculty of Indiana University. He was appointed Vice Chairman for Research for the department and later Assistant Dean for Research. Dr. Crabb serves on several editorial boards. He is Director of the Indiana Alcohol Research Center funded by NIAAA. He was a recipient of an NIH Merit Award and numerous other research and teaching awards. He currently serves on the Board of Directors of Polymer Technology Sciences, Inc., a privately owned corporation, and the Board of Trustees of Health and Hospital Corporation of Marion County, a public agency.

Leslie B. Daniels joined the BASi Board of Directors in July 2003. Mr. Daniels is a founding partner of CAI, a private equity fund in New York City. He previously was President of Burdge, Daniels & Co., Inc., a principal in venture capital and buyout investments as well as trading of private placement securities, and before that, a Senior Vice President of Blyth, Eastman, Dillon & Co. where he had responsibility for the corporate fixed income sales and trading departments. Mr. Daniels is a former Director of Aster-Cephac SA, IVAX Corporation, MIM Corporation, Mylan Laboratories, Inc., NBS Technologies Inc. and MIST Inc. He was also Chairman of Zenith Laboratories, Inc. and currently serves as Chairman of Turbo Combustor Technology Inc. and as a Director of SafeGuard Health Enterprises, Inc. and Aerosat, Inc.

Larry S. Boulet has served as a director of the Company since May 2007. Mr. Boulet was a Senior Audit Partner with PriceWaterhouseCoopers (PWC) and a National Financial Services Industry Specialist. For the last five years of his career with PWC, Mr. Boulet served as Partner-in-charge of the Indianapolis office’s Private Client Group. Prior to serving on our Board, he served on the Board of Directors of Century Realty Trust, an Indiana based, real estate investment trust. He also served as Audit Committee Chairman until the Trust’s sale and liquidation in 2007. Currently, Mr. Boulet also serves on the Indiana State University Foundation Board of Directors, where he is the immediate past Chairman of the Board. He holds a Bachelor of Science degree in Accounting from Indiana State University.

Richard M. Shepperd was elected President and Chief Executive Officer of the Company in September 2006, and in May, 2007 agreed to extend his term until December 2009. Mr. Shepperd served for two years prior to joining the Company with Able Laboratories, Inc., of Cranbury, New Jersey ("Able") as its Chief Restructuring Officer and Director of Restructuring. Able was formerly a generic pharmaceutical manufacturing company which filed a voluntary petition for bankruptcy on July 18, 2005 following the loss of FDA approval for its product line. Mr. Shepperd's duties for Able included exercising executive authority over all operational and restructuring activities of Able, which included advising its Board, creditors committee and courts regarding strategies to maintain and realize the most value from the company's assets. Able was not affiliated with the Company. For the two years prior to serving with Able, Mr. Shepperd served as an independent management consultant for various businesses. In that capacity, he advised these businesses on developing strategies to improve their financial health and maximize the assets of those organizations.

Committees and Meetings of the Board of Directors

The Board of Directors has established Compensation, Audit and Nominating Committees. Scheduled meetings are supplemented by frequent informal exchange of information and actions taken by unanimous votes without meetings.

No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. Three out of five members of the Board of Directors attended the 2007 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi’s annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in 2007

Compensation	William E. Baitinger	4
	Leslie B. Daniels
	David W. Crabb

Audit	Larry S. Boulet	1 (a)
	William E. Baitinger
	Leslie B. Daniels
	David W. Crabb

Nominating	William E. Baitinger	1
	Leslie B. Daniels
	David W. Crabb

Board of Directors		4

(a) Mr. Baitinger, as Chairman of the Audit Committee, met either in person or by phone with the auditors prior to each quarterly earnings release.

The Compensation Committee makes recommendations to the Board of Directors with respect to:
•	compensation arrangements for the executive officers of BASi,
•	policies relating to salaries and job descriptions,
•	insurance programs,
•	benefit programs, including retirement plans,
•	administration of the 1997 Employee Incentive Stock Option Plan, the 1997 Director Stock Option Plan and the 2008 Stock Option Plan if approved by shareholders.

The Audit Committee is responsible for:
•	reviewing with the auditors the scope of the audit work performed,
•	establishing audit practices,
•	overseeing internal accounting controls,
•	reviewing financial reporting, and
•	accounting personnel staffing.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as Appendix D to this Proxy Statement. Audit Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has determined that Larry S. Boulet and Leslie B. Daniels are “audit committee financial experts” (as defined by Item 401(h) of Regulation S-K) and “independent” (as defined by Item 7(d)(3)(iv) of Schedule 14A).

The Nominating Committee is responsible for receiving and reviewing recommendations for nominations to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. Nominating Committee members are not employees of BASi and, in the opinion of the Board of Directors, are “independent” (as defined by rule 4200 (a)(15) of the NASD listing standards). The Board of Directors adopted a written charter for the Nominating Committee on February 21, 2007, a copy of which is included as Appendix B to this Proxy Statement.

The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be made to the Board of Directors or to an individual director in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. The Secretary will forward all such communications to the addressee.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate’s experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating Committee will evaluate nominees for directors submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

Family Relationships

There are no family relationships among the directors and executive officers of BASi.

Certain Relationships and Transactions

As part of the acquisition of PharmaKinetics Laboratories, Inc. (“PKLB”) by the Company in fiscal 2003, Leslie B. Daniels, a director of the Company nominated for reelection, exchanged preferred stock of PKLB for 6% convertible subordinated debt of the Company in the amount of $498,648. The total of $4,000,000 of such debt issued in the acquisition was repaid in December, 2007.

As part of their separation agreements, Peter T. Kissinger, Ph.D. and Candice B. Kissinger received benefits and the grant of a license to certain technologies described elsewhere herein.

The Board reviews transactions with related parties, but has no formal policies in place with respect to such review or the approval of such transactions.

Communications with the Board of Directors

Any shareholder who desires to contact members of the Board of Directors, including non-management members as a group, may do so by writing to:

Corporate Secretary, Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, IN 47906
corporatesecretary@bioanalytical.com

The corporate secretary will collect all such communications and organize them by subject matter. Thereafter, each communication will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication. Communications addressed to the non-management members as a group will be forwarded to each non-management member of the board.

Communications with the Audit Committee

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so via email, by writing to:

Chairman of the Audit Committee,
Larry S. Boulet
auditcommittee@bioanalytical.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company’s Code of Business Conduct and Ethics.

Non-Employee Director Compensation and Benefits

BASi's compensation package for non-employee directors is generally comprised of cash (annual retainers and committee meeting fees) and stock option awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent BASi's shareholders and reflect BASi's position in the industry. If the shareholders approve the 2008 Stock Option Plan at the March Annual Meeting, BASi will have the ability to align director and shareholder interests through the use of stock option awards to directors. Actual annual pay varies among directors based on Board committee memberships, committee chair responsibilities and meetings attended. BASi has not adopted guidelines with respect to non-employee director ownership of common shares. Directors who are employees receive no additional compensation for their service on the Board.

Compensation for non-employee directors during the 2007 fiscal year consisted of the following:

Type of Compensation	Amount ($)
Annual retainer for Board membership	2,500
Annual retainer for director serving as Chair of the Audit Committee	2,000
Annual retainer for director serving as Chair of the Compensation Committee	1,000
Annual retainer for director serving as Chair of the Nominating Committee	500
Meeting fee for Board meeting, in person	1,000
Meeting fee for Board meeting, by phone	500
Committee meetings, non-Board meeting days, in person	500
Committee meetings, non-Board meeting days, by phone	250
Daily fee for consultation with management	1,000

For meetings of the standing Board committees held in conjunction with a meeting of the Board, no additional fees are paid.

Business Expenses

The directors are reimbursed for their business expenses related to their attendance at BASi meetings, including room, meals and transportation to and from Board and committee meetings.  Directors are also encouraged to attend educational programs related to Board issues and corporate governance, which are reimbursed by the Company.

Non-Employee Directors' Compensation Table

The following table shows information regarding the compensation of BASi's non-employee directors for the 2007 fiscal year.

DIRECTOR COMPENSATION
Name	Total fees paid, all paid in cash ($)
William E. Baitinger	7,325
Larry S. Boulet	3,825
Dr. David W. Crabb	5,325
Leslie B. Daniels	4,825

PROPOSAL 2 - APPROVAL OF GRANT OF NON-QUALIFIED STOCK OPTIONS TO RICHARD M. SHEPPERD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

On May 18, 2007, as part of the negotiations to extend his employment contract, Mr. Shepperd was granted options, subject to shareholder approval, to purchase 275,000 shares at a purchase price of $7.15 per share, the closing price of BASi’s common shares on May 18, 2007. The options are intended to replace his cash bonus provision under his interim employment contract. Under that contract, Mr. Shepperd was to receive 10% of EBITDA of the Company, computed on a quarterly basis. Prior to this revision, Mr. Shepperd had earned $295,000 in bonus for the first six months of fiscal 2007. The replacement of his bonus with this amount of shares under option is intended to create the opportunity for Mr. Shepperd to earn similar gains, but are dependent on the Company creating significant value for shareholders. This better aligns Mr. Shepperd’s financial rewards with the creation of value for shareholders and to conserve cash flow. If the shareholders do not approve this option grant, Mr. Shepperd will be entitled to receive a bonus, as described under Compensation of Executive Officers.

Mr. Shepperd's options vest and become exercisable in 3 installments: options to purchase 75,000 shares will vest at 5:00 p.m. on the day the options grant is approved by the Company's shareholders, followed by two installments of 100,000 shares each, on December 1, 2008 and 2009. The option grant expires as to all un-exercised shares on May 18, 2017, but may be terminated in connection with the termination of Mr. Shepperd's employment within 30 days of such termination. In the event of his death while employed by the Company, Mr. Shepperd's personal representative may also exercise the option within six months of his death. The option may be terminated by BASi on 30 days' notice from BASi in the event of a merger, consolidation or a sale of all or substantially all of BASi's assets. In the event of a change in control, as defined in the agreement, these shares will vest immediately. As of the close of trading on January 25, 2008, the market value of the shares underlying the option grant was $7.49 per share, or $2,059,750. This value does not take account of the exercise price of $7.15 per share required to be paid by Mr. Shepperd to exercise the option. Under current tax law, the exercise of these options will create a taxable gain to the recipient of the amount by which the then current market price exceeds the exercise price, when exercised, and a tax deduction to the Company of the same amount.

The number of shares covered by the option and the option price each will be proportionally adjusted for any increase or decrease in the number of issued common shares resulting from a subdivision or consolidation of shares of BASi, the payment of a share dividend, a share split or other increase or decrease in the outstanding common shares effected without receipt of consideration by BASi (including an increase or decrease effected as a part of the Recapitalization of BASi, as described below). If there is a recapitalization or reorganization of BASi or a reclassification of its outstanding shares, as a result of which new shares are issued in exchange for common shares, then new shares will be substituted for the option shares then issuable. In that case, the number of new shares that will be issued will be the number into which those option shares would have been converted had they been outstanding at the effective date of the recapitalization.

As with other grants of stock options, the primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in BASi's success through common share ownership, thereby aligning the interests of executive officers and other team members with those of BASi's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS TO MR. SHEPPERD.

PROPOSALS 3 and 4 - APPROVAL OF GRANTS OF NON-QUALIFIED STOCK OPTIONS TO MICHAEL R. COX, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER, AND EDWARD M. CHAIT, CHIEF BUSINESS OFFICER

Subsequent to fiscal 2007, on November 6, 2007, the Company granted options to purchase 45,000 common shares, at a purchase price of $8.60 per share, the closing price of BASi’s common shares on November 6, 2007, subject to shareholder approval, to Mr. Chait and Mr. Cox. These grants were made simultaneously with new employment contracts entered into with these executives, which reflect their expanded responsibilities and the Compensation Committee’s desire to establish incentives for these executives which are aligned with creation of shareholder value.

The non-qualified options granted to Mr. Chait and Mr. Cox on November 6, 2007 to purchase 45,000 common shares each vest in three equal installments on November 30, 2008, 2009 and 2010. The options expire by their own terms on November 6, 2017, but may be terminated in connection with the termination of either Mr. Chait's or Mr. Cox's employment respectively, within 30 days of such termination. The options may also be terminated by BASi on 30 days' notice from BASi in the event of a merger, consolidation or sale of all or substantially all of BASi's assets. In the event of a change in control, as defined in the agreement, these shares will vest immediately. As of the close of trading on January 25, 2008, the market value of the shares underlying the option grant was $7.49 per share, or $337,050 each. This value does not take account of the exercise price of $8.60 per share required to be paid by Mr. Chait or Mr. Cox to exercise his respective option. Under current tax law, the exercise of these options will create a taxable gain to the recipient of the amount by which the then current market price exceeds the exercise price, when exercised, and a tax deduction to the Company of the same amount.

The number of shares covered by the option and the option price each will be proportionally adjusted for any increase or decrease in the number of issued common shares resulting from a subdivision or consolidation of shares of BASi, the payment of a share dividend, a share split or other increase or decrease in the outstanding common shares effected without receipt of consideration by BASi (including an increase or decrease effected as a part of the Recapitalization of BASi, as described below). If there is a recapitalization or reorganization of BASi or a reclassification of its outstanding shares, as a result of which new shares are issued in exchange for common shares, then new shares will be substituted for the option shares then issuable. In that case, the number of new shares that will be issued will be the number into which those option shares would have been converted had they been outstanding at the effective date of the recapitalization.

As with other grants of stock options, the primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in BASi's success through common share ownership, thereby aligning the interests of executive officers and other team members with those of BASi's shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE GRANTS OF STOCK OPTIONS TO MR. COX AND MR. CHAIT.

PROPOSAL 5 - APPROVAL AND ADOPTION OF 2008 STOCK OPTION PLAN

This section provides a summary of the terms of the BASi 2008 Stock Option Plan and the proposal to approve the plan.

The Board of Directors approved the 2008 Stock Option Plan on January 21, 2008, subject to approval from our shareholders. Shareholder approval of the plan is necessary to make sure that the plan meets the requirements of the Internal Revenue Code, including the section 162(m) limitation on the deductibility of executive compensation, as well as the NASDAQ shareholder approval requirements for equity compensation plans. The Company intends to grant awards under the 2008 Stock Option Plan across a wide base of its employees and considers the ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees.

The purpose of the 2008 Stock Option Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2008 Stock Option Plan will be a valuable incentive and will ultimately benefit our shareholders by aligning more closely the interest of 2008 Stock Option Plan participants with those of our shareholders.

Subject to shareholder approval, the number of common shares reserved for issuance under the 2008 Stock Option Plan is equal to a maximum of 500,000 common shares. These shares had a market value of $7.49 per share as of the close of trading on January 25, 2008, for a total of $3,745,000. This value does not take account of the exercise price required to be paid by optionees to exercise any options granted under the 2008 Stock Option Plan, which exercise price will be equal to the closing price of the common shares on the date of grant. As of January 31, 2008 there were no common shares available for grant under the 1997 Outside Director Stock Option Plan because the plan has expired. There were 287,000 Common Shares reserved for issuance for which options had not been granted under the 1997 Employee Stock Option Plan, which will not be issued as that plan will be replaced for future grants by the 2008 Stock Option Plan. There are currently no participants in the 2008 Stock Option Plan. Because participation and the types of awards under the 2008 Stock Option Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2008 Stock Option Plan is approved are not currently determinable.

The affirmative vote of a majority of the common shares voted affirmatively or negatively at the Annual Meeting is required to approve the Stock Option Plan. Unless otherwise indicated, properly executed proxies will be voted FOR approval of Proposal 5 to approve the 2008 Stock Option Plan.

SUMMARY DESCRIPTION OF THE PLAN

A description of the provisions of the 2008 Stock Option Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2008 Stock Option Plan, a copy of which is attached as Exhibit A to this proxy statement.

Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its affiliates.

Eligibility. Only those persons who are employees or directors of the Company shall be eligible to participate in the Plan. The Compensation Committee shall determine from time to time the particular employees or directors of the Company who shall be eligible to participate in the Plan and the extent of their participation therein.

Administration. The 2008 Stock Option Plan will be administered by our Compensation Committee (or a subcommittee thereof), which is comprised of at least three Directors. Subject to the terms of the plan, the Committee may approve participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret the provisions of the plan. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee shall be final, conclusive, and binding on all persons, including the Company and participants.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The 2008 Stock Option Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Options. The 2008 Stock Option Plan permits the granting of options to purchase common shares intended to qualify as incentive stock options under the Internal Revenue Code and options that do not qualify as incentive stock options.

Federal Income Tax Consequences. The exercise of qualified incentive stock options does not create taxable income to the grantee or a tax deduction for the Company if holding period requirements are met. The exercise of non-qualified options creates taxable income to the grantee and a tax deduction to the Company equal to the amount by which the market price exceeds the exercise price on the date of exercise.

The exercise price of each stock option may not be less than 100% of the fair market value of our common shares on the date of grant. The fair market value is generally determined as the closing price of the common shares on the grant date. No participant may be granted incentive stock options under the Plan that would result in shares with an aggregate fair market value (determined as of the date the option is granted) of more than $100,000 first becoming exercisable in any one calendar year. To the extent that a purported incentive stock option would violate any limitation specified in the preceding sentence, the portion of the option in excess of such limitation will be deemed a non-qualified stock option.

The term of each stock option is fixed by the Committee and may not exceed 10 years from the date of grant. The Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Typically, incentive stock options vested evenly over a four year period commencing one year from date of grant. Options may be made exercisable in installments. The Committee may accelerate the exercisability of options.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering common shares (which if acquired from the Company have been held by the optionee for at least six months), relinquishing options with sufficient “in-the-money” value to settle the strike price of the options, or by means of a broker-assisted cashless exercise. In the event that optionee relinquishes options to acquire shares under option, such options relinquished will not be available for future grant.

Stock options granted under the 2008 Stock Option Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

There are 500,000 shares to be reserved for issuance under this plan. No grants have as yet been made.

Non-Qualified Option Awards for Shareholder Approval

Name and Position	Exercise Price	Number of Units
Richard M. Shepperd, President & Chief Executive Officer, Director	$7.15	275,000
Michael R. Cox, Chief Financial Officer	$8.60	45,000
Edward M. Chait, Ph.D., Chief Business Officer	$8.60	45,000

There were no other awards subject to shareholder approval.

Adjustments upon Changes in Capitalization. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2008 Stock Option Plan, including the individual limitations on awards, to reflect common share dividends, stock splits and other similar events.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 2008 STOCK OPTION PLAN.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee engaged Crowe Chizek and Company LLC (“Crowe”) as the Company’s independent registered public accounting firm for the audit of the consolidated financial statements for the fiscal years ended September 30, 2007 and 2006. As previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 14, 2006, the Company’s prior independent accountants, KPMG LLP, resigned effective September 14, 2006. As reported on a Form 8-K filed with the SEC on November 1, 2006, the Audit Committee engaged Crowe on October 30, 2006.

The reports of KPMG for the fiscal years ended September 30, 2005 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the fiscal years ended September 30, 2005 and 2004 and through September 15, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the fiscal years ended September 30, 2005 and 2004, and through September 15, 2006, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)), except for a material weakness in the Company’s internal control at June 30, 2006 which was identified by KPMG and disclosed in Item 9 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006. KPMG noted certain conditions involving the Company’s internal control and its operation that KPMG considered to be “material weaknesses.” “Material weakness” was defined as “a control deficiency, or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected by the entity's internal control.” The material weaknesses noted by KPMG consisted of a failure to set an appropriate "tone at the top" to instill a company-wide attitude of control consciousness; failure to maintain adequate procedures for anticipating and identifying financial reporting risks and for reacting to changes in its operating environment that could have a material effect on financial reporting; failure to maintain adequately trained personnel to perform effective review of accounting procedures critical to financial reporting; and a lack of adequately trained finance and accounting personnel with the ability to apply U.S. generally accepted accounting principles associated with the impairment of certain long-lived assets in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Management concurred with the assessment of KPMG. KPMG discussed the matters described in this paragraph with the Audit Committee of the Company. The Company authorized KPMG to respond fully to the inquiries of its successor accountant concerning these matters.

KPMG also communicated to the Audit Committee in the Letter that the Company had filed its Report on Form 10-Q for the three and nine month periods ended June 30, 2006, prior to the completion of its interim review. KPMG subsequently completed its interim review and the Company filed an amended report on Form 10-Q/A for the three and nine month periods ended June 30, 2006.

The Company engaged Crowe as its principal independent registered public accountants effective as of October 30, 2006. At no time prior to October 30, 2006 had the Company consulted with Crowe regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Crowe are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company’s financial statements.

Fees of Independent Registered Public Accountants

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	2007	2006
Audit Fees -
Aggregate fees for annual audit, quarterly reviews	$280,000	$398,000

Tax Fees -
Income tax services related to compliance with tax laws	$66,000	$55,000

There were no fees for services other than the above paid to the Company’s Independent Registered Public Accountants.

BASi’s policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement and all fees were reviewed and approved during fiscal 2006 and 2007. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be ”soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that BASi specifically incorporates it by reference into a filing.

The Audit Committee of the Board operates under a written charter, which is reviewed on an annual basis and was most recently amended in February, 2004. The Audit Committee is comprised of four non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission (“SEC”). From October 1, 2006 through August 21, 2007, the Audit Committee consisted of William E. Baitinger, Leslie B. Daniels and David W. Crabb. On August 21, 2007, the Board elected Larry S. Boulet to be Chairman of the Audit Committee, serving with the other three members of the Committee through the remainder of our fiscal year ended September 30, 2007. In the opinion of the Board of Directors, Mr. Boulet and Mr. Daniels each meet the criteria for a “financial expert” as set forth in applicable SEC rules.

BASi’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. BASi’s independent registered public accounting firm, Crowe Chizek and Company LLC (‘independent auditors’), is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of BASi’s accounting policies, internal controls and financial reporting. The Audit Committee reviews BASi’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of our independent auditors; consults with the independent auditors regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors: and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently-completed fiscal year. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of the audit with management and the independent auditors.

In addition, the Audit Committee has discussed the independent auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the provision of any non-audit services (as discussed under “Fees of Independent Auditors”) would impact the independence of the auditors.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of it role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 be filed with the SEC.

AUDIT COMMITTEE

Larry S. Boulet (Chairman)
William E. Baitinger
David W. Crabb
Leslie B. Daniels

PRINCIPAL SHAREHOLDERS

Common Stock

The following table shows, as of January 31, 2008, the number of common shares owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our outstanding common shares. As of January 31, 2008, there were 4,912,568 common shares outstanding.

NAME(4)	Shares Owned	Shares Owned Jointly	Shares / Options Owned Beneficially	Options Exercisable within 60 days of January 31, 2008	Total	%
Peter T. Kissinger (1)	430,947	595,910	252,310	—	1,279,167	16.2
Candice B. Kissinger (1)	250,956	595,910	432,301	—	1,279,167	16.2
William B. Baitinger(2)	—	146,512	—	9,000	155,412	3.2
Ronald E. Shoup(2)	361	89,760	—	30,000	120,121	2.4
Leslie B. Daniels	38,042	—	—	—	38,042	0.8
Michael R. Cox	—	—	—	50,000	50,000	1.0
Edward M. Chait	—	—	—	37,500	37,500	0.7
Richard M. Shepperd	10,750	—	—	(3)	10,750	0.2
Larry S. Boulet	3,500	—	—	—	3,500	0.1
9 Executive Officers and Directors as a group	110,135	236,955	—	381,772	728,862	14.8

(1) Dr. and Mrs. Kissinger’s shares owned beneficially include the shares owned individually by the other spouse and 1,354 shares jointly owned with their children.
(2) Shares owned jointly by Mr. Baitinger and Dr. Shoup, with their wives, respectively.
(3) Does not included options to purchase 75,000 shares that will vest upon approval of shareholders which is a proposal of this proxy.
(4) All addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.

Compensation Interlocks and Insider Participation

During the most recent fiscal year, no Company insiders were on the Compensation Committee. Also, during the same period, no officers served as directors of any companies of which our directors are affiliated.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This section includes information regarding, among other things, the overall objectives of BASi's compensation program and each element of compensation that BASi provides. The goal of this section is to provide a summary of BASi's executive compensation practices and the decisions that BASi made during the 2007 fiscal year concerning the compensation package payable to its executive officers, including the six executives in the Summary Compensation Table. Each of the six executives listed in the Summary Compensation Table is referred to herein as a "named executive officer" or "NEO." This "Compensation Discussion and Analysis" should be read in conjunction with the detailed tables and narrative descriptions under "Executive Compensation Tables" below.

Compensation Committee and Compensation Methodology

During the 2007 fiscal year, the Compensation Committee of the Board was responsible for administering the compensation and benefit programs for BASi's team members, including the executive officers. Historically, the Compensation Committee annually reviewed and evaluated cash compensation and stock option award recommendations along with the rationale for such recommendations, as well as summary information regarding the aggregate compensation, provided to BASi's executive officers. The Compensation Committee examined these recommendations in relation to BASi's overall objectives and made compensation recommendations to the Board for final approval. The Compensation Committee also historically sent to the Board for approval its recommendations on compensation for the Chairman of the Board and the President and Chief Executive Officer, who do not participate in the decisions of the Board as to their compensation packages. Neither the Chairman of the Board nor the President and Chief Executive Officer was a member of the Compensation Committee during the 2007 fiscal year.

BASi has not hired a compensation consultant to review its compensation practices. The compensation of BASi's executives who were employees as of September 30, 2006 (the end of our last fiscal year) was frozen by the Compensation Committee at the last fiscal year’s compensation level through fiscal 2007 as part of the effort to return the Company to profitability. The compensation of the CEO was determined by the Compensation Committee through arms' length negotiation during the recruitment process, and was subsequently modified when the CEO was retained on a long-term basis to provide equity participation rather than cash bonuses in order to conserve the Company’s cash and better align the interests of the CEO with those of the shareholders.

BASi's executive compensation practices are also affected by the highly competitive nature of the biotechnology industry and the location of BASi's executive offices in West Lafayette, Indiana. The fact that West Lafayette, Indiana is a small city in a predominantly rural area can present challenges to attracting executive talent from other industries and parts of the country; however, the favorable cost of living in this area and the small number of competitive employers in this market, enable the Company to pay generally lower salaries for comparable positions to others in its industry. The Company has also recruited a number of key employees from Purdue University, particularly for scientific and technical responsibilities.

The Compensation Committee, in collaboration with management, is in the process of reviewing the compensation structure of the Company in order to provide the proper incentives and necessary retention of key employees, including the named executive officers, to achieve financial success and an appropriate return to shareholders. These efforts will be ongoing in the current fiscal year.

The Company intends to develop compensation packages for BASi's executive officers that meet each of the following three criteria: (1) market competitive - levels competitive with companies of similar size and performance to BASi; (2) performance-based "at risk" pay that is based on both short- and long-term goals; and (3) shareholder-aligned incentives that are structured to create alignment between the shareholders and executives with respect to short- and long-term objectives.

The Elements of BASi's Compensation Program

As a result of BASi's compensation objectives, it is intended that the compensation package of BASi's executive officers will consist of five primary elements: (1) base salary; (2) stock options; (3) discretionary annual cash bonuses; (4) participation in employee benefit plans; and (5) severance and change-in-control arrangements. BASi's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

–	A base salary that will be determined by individual contributions and sustained performance in the Company's competitive marketplace

–
Grants of options under BASi's option plans that will reward executives when shareholder value is created through increase in the market value of BASi's common shares. Stock option grants focus executives on managing BASi from the perspective of an owner with an equity position in the business.

–	Bonus payments determined and awarded in the Board of Directors' and Compensation Committee's discretion, based on individual contributions and profitability of the Company.

–	Competitive benefits available on substantially the same terms to all employees.

–
Severance and change-in-control benefits payable to key executive officers, determined in amount and availability by the Compensation Committee for executive officers that the Company has the most essential need to retain in connection with a change in control.

Base Salary.  Generally, the base salary, and any periodic increase thereof, of the Named Executive Officers were and are determined by the Board of Directors of BASi, with input from the Chief Executive Officer. The level of base salary compensation for officers and key executives is determined by both the scope of their responsibility and the salary ranges for officers and key executives of BASi established by the Board of Directors and the Compensation Committee. There has been one increase for a Named Executive Officer (“NEO”) in the past three fiscal years, which was intended to more closely align that salary with salaries paid to executives recruited from outside the Company. As a result of losses sustained by the Company, no other increases were granted to NEO’s in that period.

Mr. Shepperd's annual base salary for the period of September 25, 2006 to May 17, 2007, when he served as Interim President and Chief Executive Officer, was $420,000, which rate was continued in his Employment Agreement, dated May 18, 2007. No additional increases occurred in the fiscal year ended September 30, 2007. Mr. Shepperd's interim contract was weighted toward cash and short-term, EBITDA- based bonus compensation to reflect what BASi then understood to be a short-term engagement. EBITDA, as used in Mr. Shepperd's interim arrangements, can be calculated from BASi's audited financial statements by adding to Net Income the interest, income taxes, depreciation and amortization recorded for that period. This approach aligned Mr. Shepperd's short-term interests with the Company's short-term interests. When the Company retained Mr. Shepperd on a long-term basis, the Company adopted compensation composed of a cash base salary and a grant of stock options to reflect the Company's desire, consistent with its other employees and officers, to align Mr. Shepperd's interests with the Company's long-term interests and to conserve cash flow by compensation through a stock option agreement, which requires shareholder approval to implement. Moreover, it selected a compensation level that was consistent with the compensation agreed between the Company and Mr. Shepperd for his short-term engagement. Mr. Shepperd and the Compensation Committee negotiated the cash/stock mix and the nature of the option arrangement.

The Compensation Committee determined its recommended base salary for Mr. Shepperd under his employment agreement through negotiations with him initially to obtain his services on an interim basis and through subsequent revision of the terms of his agreement to reflect his retention on a long-term basis as President and Chief Executive Officer. The Compensation Committee then recommended to the Board that this Employment Agreement be approved, and the Board accepted this recommendation. The Compensation Committee did not act with reference to any specific corporate or individual financial performance measure in recommending Mr. Shepperd's 2006 and continuing base salary. The Compensation Committee approved the negotiated compensation in order to expeditiously obtain the services of Mr. Shepperd as an expert in turn-around situations to improve the operations of the Company and increase cash flow in order to repay significant debt maturing in December, 2007.

The Company also negotiated new employment agreements with Mr. Chait and Mr. Cox in November of 2007. This was done as a result of the expiration of their employment contracts earlier in the fiscal year, the significant expansion of their responsibilities and to recognize their contribution to the Company’s return to profitability in fiscal 2007. The new contracts contain provisions to maintain their salaries for a two-year period after a change of control in order to secure their services, should such an event occur, through the period of change. Both Mr. Chait and Mr. Cox were granted additional stock options, a significant portion of which are dependent on shareholder approval, in order to align their interests more closely with those of the stockholders

Stock Options. Stock options have always been an element of BASi's long-term incentive program. The primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in BASi's success through common share ownership, thereby aligning the interests of executive officers and other team members with those of BASi's shareholders. BASi's broad-based stock option program was intended to further BASi's goal of motivating outstanding long-term contributions by team members within all levels of BASi. BASi's compensation methodology was based upon the belief that stock options help to create an entrepreneurial environment within BASi and instill the spirit of ownership participation. The Company is evaluating the mix of cash compensation, incentive cash bonuses and equity participation that it will utilize in determining its future compensation methodologies. Stock option awards have been based on an individual’s level of responsibility, contribution, length of service or equity participation required to recruit new employees. Management and employees in key positions participate in the stock option plans. The Compensation Committee of the Board of Directors must approve all option grants.

Under the stock option plans, options may also be granted to key employees and non-employee directors, at the discretion of the Compensation Committee, and generally become exercisable in annual increments beginning two years after the date of grant. The term of each option granted expires within the period prescribed by the Compensation Committee, but shall not be more than five years from the date the option is granted if the optionee is a 10% or more shareholder, and not more than ten years for all other optionees, in the case of employee plan options, or no more than ten years for Outside Directors. All rights under the options automatically terminate upon the optionee's separation from service with BASi, unless such separation results from retirement, disability or death.

We have maintained two option plans: the 1997 Employee Stock Option Plan and the 1997 Outside Director Stock Option Plan. Additionally, we have made individual non-qualifying stock option grants to Messrs. Shepperd, Chait and Cox, as well as employees of our United Kingdom subsidiary who are not eligible for our qualified option plans. All options granted under the 1997 Employee Stock Option Plan and the 1997 Outside Director Stock Option Plan are valued at or above fair market value at the date of grant. Options granted vest and become exercisable in four equal installments, beginning two years after the date of grant, and expire upon the earlier of the employee's or director's termination of service with the Company or ten years from the date of grant. The Outside Director Plan terminates in fiscal 2008. The Company is proposing in this Proxy Statement the adoption of a new stock option plan to enable grants to both employees and outside directors, which would replace both existing plans.

In May 2007, as part of the negotiations to extend his employment contract, Mr. Shepperd was granted options, subject to shareholder approval, to purchase 275,000 shares at a purchase price of $7.10 per share, the closing price of BASi’s common shares on May 18, 2007. These options are intended to replace his cash bonus provision under his interim contract. Under that contract, Mr. Shepperd was to receive 10% of EBITDA of the Company, computed on a quarterly basis. Prior to this revision, Mr. Shepperd had earned $295,000 in bonus for the first six months of fiscal 2007. The replacement of his bonus with this option is intended to provide economic rewards for Mr. Shepperd that are dependent on the Company creating value for shareholders. Whereas previously Mr. Shepperd would have received, based on fiscal 2007 results, approximately 60% of net earnings as a bonus, through his option grant, he will now earn approximately 6% of the increase in shareholder value over the value on the date of his grant. If the shareholders do not approve this option grant, Mr. Shepperd will be entitled to receive a bonus, as described below.

Mr. Shepperd's options vest and become exercisable in 3 installments: options to purchase 75,000 shares will vest at 5:00 p.m. on the day the options grant is approved by the Company's shareholders, followed by two installments of 100,000 shares each, on December 1, 2008 and 2009. The option grant expires as to all un-exercised shares on May 18, 2017, but may be terminated in connection with the termination of Mr. Shepperd's employment within 30 days of such termination. In the event of his death while employed by the Company, Mr. Shepperd's personal representative may also exercise the option within six months of his death. The option may be terminated by BASi on 30 days' notice from BASi in the event of a merger, consolidation or a sale of all or substantially all of BASi's assets. In the event of a change in control, as defined in the agreement, these shares will vest immediately.

The number of shares covered by the option and the option price each will be proportionally adjusted for any increase or decrease in the number of issued common shares resulting from a subdivision or consolidation of shares of BASi, the payment of a share dividend, a share split or other increase or decrease in the outstanding common shares effected without receipt of consideration by BASi (including an increase or decrease effected as a part of the Recapitalization of BASi, as described below). If there is a recapitalization or reorganization of BASi or a reclassification of its outstanding shares, as a result of which new shares are issued in exchange for common shares, then new shares will be substituted for the option shares then issuable. In that case, the number of new shares that will be issued will be the number into which those option shares would have been converted had they been outstanding at the effective date of the recapitalization.

Subsequent to fiscal 2007, on November 6, 2007, the Company granted options to purchase 30,000 common shares at a purchase price of $8.60 per share, the closing price of BASi’s common shares on November 6, 2007, under its employee stock plan and, subject to shareholder approval, non-qualified options to purchase 45,000 shares of common stock to each of Mr. Chait and Mr. Cox. These grants were made simultaneously with new employment contracts entered into with these executives, which reflect their expanded responsibilities and the Compensation Committee’s desire to establish incentives for these executives which are aligned with creation of shareholder value.

The non-qualified options granted to Mr. Chait and Mr. Cox on November 6, 2007 to purchase 45,000 common shares each vest in three equal installments on November 30, 2008, 2009 and 2010. The options expire by their own terms on November 6, 2017, but may be terminated in connection with the termination of either Mr. Chait's or Mr. Cox's employment respectively, within 30 days of such termination. The options may also be terminated by BASi on 30 days' notice from BASi in the event of a merger, consolidation or sale of all or substantially all of BASi's assets. In the event of a change in control, as defined in the agreement, these shares will vest immediately.

The number of shares covered by the option and the option price each will be proportionally adjusted for any increase or decrease in the number of issued common shares resulting from a subdivision or consolidation of shares of BASi, the payment of a share dividend, a share split or other increase or decrease in the outstanding common shares effected without receipt of consideration by BASi (including an increase or decrease effected as a part of the Recapitalization of BASi, as described below). If there is a recapitalization or reorganization of BASi or a reclassification of its outstanding shares, as a result of which new shares are issued in exchange for common shares, then new shares will be substituted for the option shares then issuable. In that case, the number of new shares that will be issued will be the number into which those option shares would have been converted had they been outstanding at the effective date of the recapitalization.

The grant of options to Mr. Shepperd, and the grant in fiscal 2008 of non-qualified option grants to Mr. Chait and Mr. Cox, are each contingent upon shareholder approval to ensure compliance with NASDAQ rules. BASi has undertaken to seek shareholder approval for the option grants to Messrs. Shepperd, Chait and Cox at the annual shareholder meeting to be held in March 2008 in connection with this proxy statement.

In the event that the shareholders do not approve the grant of options to Mr. Shepperd, BASi has agreed to pay Mr. Shepperd a cash bonus in three installments, on the day the shareholders fail to approve the grant of options to Mr. Shepperd, on December 1, 2008 and December 1, 2009. The amount of each bonus installment is determined by subtracting $7.10 from the closing price of BASi common shares on the date before each bonus payment date. If the difference is positive, the difference is then multiplied by (i) 75,000, for the bonus paid on the date the shareholders fail to approve the option grant, or (ii) 100,000, on each of December 31, 2008 and 2009. If the difference is negative, no bonus is paid. The bonus is designed to be approximately economically equivalent to the stock option. For further information on the terms of the contingent bonus to Mr. Shepperd, refer to "Bonus" below. Mr. Chait and Mr. Cox did not receive the additional bonus element to their November 2007 non-qualified options.

No options were granted to NEO’s during the fiscal year ended September 30, 2007 except to Mr. Shepperd. Options were granted to Mr. Chait and Mr. Cox in November of 2007, as described above.

Bonus.  Prior to fiscal 2007, the Company had not paid any significant bonuses since fiscal 2001. Bonuses to key management and other key employees were recommended by the CEO and approved by the Compensation Committee. The bonuses for fiscal 2007 were decided by a subjective evaluation by the Company of the appropriate level of bonus for the efforts made by the key people in returning the Company to profitability. The Company is considering a plan for the current and future years whereby bonus opportunities as a percentage of base compensation will be defined by levels of responsibility, then adjusted by factors which include personal performance, profit center performance and overall Company performance. It is the Company’s intention to develop a plan providing substantial incentive for positive performance that will place a meaningful portion of the compensation of key employees “at risk.” Mr. Shepperd received cash bonuses of $295,000 representing 10% of defined EBITDA for the period prior to the extension of his employment agreement.

Perquisites. BASi does not provide perquisites to NEOs.

Health and Welfare Benefits. The NEOs receive the same opportunity for benefits as those provided to all other salaried U.S. employees, such as medical, dental, vision, life insurance and disability coverage. Certain of these benefits are funded by and at the election of the employee, and therefore vary from individual to individual.

Post-Termination Compensation and Change in Control Agreements. As described in further detail below, four of our NEOs, Messrs. Chait, Cox, Shepperd and Shoup, have arrangements which provide for payments in the event the executive's employment is terminated under certain circumstances. Only Mr. Shepperd's arrangement was entered into during the fiscal year ended September 30, 2007. The type and amount of payments vary by the NEO and the nature of the termination. These severance benefits are payable if and only if the executive's employment terminates as specified in the applicable employment or severance agreement. Change-in-control provisions are intended to provide for continuity of management in the context of a prospective change in control of BASi. These provisions are necessary to reinforce and encourage the continued attention and dedication of management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control.

Role of Management in Compensation Decisions. The Compensation Committee has historically annually reviewed and adjusted compensation recommendations made by the President and Chief Executive Officer for the executive officers other than himself, along with the rationale for such recommendations. Neither the Chairman of the Board nor the President and Chief Executive Officer was a member of the Compensation Committee during the fiscal year ended September 30, 2007. In November, 2007 the Board of Directors elected William E. Baitinger as non-executive Chairman of the Board to replace the Company’s founder and prior Chairman of the Board, who resigned in September, 2007. Mr. Baitinger is a member of the Compensation Committee, and is receiving no additional compensation for serving as the Chairman of the Board. The Board will consider whether Mr. Baitinger should receive additional compensation for this service at its next regular meeting.

Common Share Ownership Guidelines. BASi has not adopted guidelines with respect to its directors or senior management team's ownership of its common shares.

Accounting for Stock-Based Compensation. Since October 1, 2005, the Company has expensed a cost associated with the vesting of stock options in accordance with Statement of Financial Accounting Standard No. 123R. See the Notes to the Consolidated Financial Statements included in the Company’s annual report for fiscal 2007 for details underlying the computation of the amounts expensed.

Changes in Senior Management During the 2007 Fiscal Year

During the 2007 fiscal year, there were significant changes in BASi's executive management team. Among other changes, the following events occurred:

–	on May 18, 2007, Mr. Shepperd began his service as President and Chief Executive Officer, after serving as Interim President and Chief Executive Officer from October 1, 2006 through May 17, 2007;

–	on October 1, 2006, Dr. Kissinger became Chief Science Officer, after serving as President and Chief Executive Officer since the Company's formation; and

–	On September 28, 2007, Dr. and Mrs. Kissinger resigned from the Board of Directors and from their positions as executive officers and employees of the Company.

On September 28, 2007, Dr. and Mrs. Kissinger each entered into a Severance Agreement and Release of All Claims with respect to the termination of their employment with BASi and service as officers and directors of BASi. As part of the negotiated separation of the Kissingers from the Company, BASi also entered into a License Agreement with Phlebotics, Inc., a corporation owned by Dr. and Mrs. Kissinger, with respect to a license of technology from BASi to the Kissingers. The Severance Agreements require that BASi pay $175,000, less taxes and deductions required by law, to each of Dr. and Mrs. Kissinger. The amount is payable in a lump sum of $87,500 to each of Dr. and Mrs. Kissinger on October 15, 2007, with the remainder payable in twelve equal semi-monthly installments of $7,292 beginning November 15, 2007 and ending April 30, 2008. Dr. and Mrs. Kissinger are also entitled to receive payment equal to the monthly cost of maintaining their health insurance for themselves and their dependents for 12 months, which BASi estimates to be a total cost of $13,592. The Severance Agreements release all claims Dr. and Mrs. Kissinger may have against the Company. Under the Severance Agreements, Dr. and Mrs. Kissinger may also convert Company paid life insurance policies on their lives to individual policies, with Company assistance, but not at Company expense. All of Mrs. Kissinger's stock options were terminated in the Severance Agreements. The License Agreement grants licenses to two of BASi's patent applications and their related know-how for technology designed for use in portable sampling and drug delivery devices. The License Agreement applies only to uses in human applications. No amounts are payable to Dr. or Mrs. Kissinger under the License Agreement. The License Agreement grants use of the technology in human applications which may require approval as either a medical device or a diagnostic methodology. These approvals require extensive testing and other procedures in the approval process, which in turn is likely to require extensive funding for completion. The Board of Directors of the Company did not believe that pursuit of these applications, with their potentially substantial costs, was appropriate for the Company to pursue directly. The total amount payable under the Severance Agreements together during the fiscal year ended September 30, 2008 will be $363,592, not including the Company’s portion of payroll taxes. BASi reached these payment terms during the course of their negotiation between the President of BASi (with the assistance of the Company’s Board of Directors) and Dr. and Mrs. Kissinger. The Severance Agreements contain non-disclosure and non-disparagement provisions. The non-disparagement provisions and the confidentiality provisions do not have stated end dates. Dr. Kissinger has been named Chairman Emeritus of the Board of Directors, a non-voting, uncompensated position that provides for his continued input into matters coming before the Board.

Employment Agreements and Potential Post-Termination Payments

BASi has Employment Agreements with Messrs. Shepperd, Chait, Cox and Shoup.

Employment Agreement with Richard M. Shepperd

On May 18, 2007, BASi entered into an Employment Agreement with Mr. Shepperd to become President and Chief Executive Officer of BASi. Pursuant to the terms of the agreement between BASi and Mr. Shepperd, the agreement has an initial twenty-nine month term that provides for automatic three-month extensions, beginning on January 1, 2010, unless either BASi or Mr. Shepperd gives prior notice of termination. Mr. Shepperd will receive a base salary at a rate not less than $420,000 per year. Mr. Shepperd will also have the opportunity to earn an annual cash bonus at the discretion of the Board of Directors.

The agreement provides that Mr. Shepperd could be entitled to certain severance benefits following termination of employment. If he is terminated by BASi without "cause," or if Mr. Shepperd terminates his employment for "good reason," he would be entitled to the following:

–	Mr. Shepperd's base salary through December 31, 2009, to be paid monthly;

–	All vacation accrued as of the date of termination;

–	All bonus amounts earned but not paid as of the date of termination; and

–	All salary earned but not paid through the date of termination.

In addition, the non-solicitation provisions of Mr. Shepperd's employment contract will not apply in the event of termination without cause or resignation with good reason.

The agreement further provides that if Mr. Shepperd's employment ends for any reason other than termination without cause or resignation with “good reason,” Mr. Shepperd shall receive his earned but unpaid salary through the date of termination, all bonus amounts earned but not paid as of the date of termination and all vacation accrued through the date of such termination or resignation.

Employment Agreement with Edward M. Chait

On November 6, 2007, BASi entered into an Employment Agreement with Mr. Chait to serve as Chief Business Officer of BASi. Pursuant to the terms of the agreement between BASi and Mr. Chait, the agreement has an initial term that ends on December 30, 2010, but this employment term can be extended for successive one year periods unless either BASi or Mr. Chait gives the other party written notice at least 90 days before the end of the term. Mr. Chait will receive a base salary of $165,000 per year in the first year, which may be increased by the Company in the future. Mr. Chait will also be eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Mr. Chait could be entitled to severance benefits following the termination of his employment, as is further described above. If he is terminated by BASi without "cause," or if Mr. Chait terminates his employment for "good reason" he would be entitled to the following:

•	Mr. Chait's base salary payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Mr. Chait's employment contract will not apply in the event of termination without cause or resignation with good reason.

Employment Agreement with Michael R. Cox

On November 6, 2007 BASi entered into an Employment Agreement with Mr. Cox to serve as Vice President, Finance and Administration and Chief Financial Officer of BASi. Pursuant to the terms of the agreement between BASi and Mr. Cox, the agreement has an initial term that ends on December 30, 2010, but this employment term can be extended for successive one year periods unless either BASi or Mr. Cox gives the other party written notice at least 90 days before the end of the term. Mr. Cox will receive a base salary of $165,000 per year in the first year, which may be increased by the Company in the future. Mr. Cox will also be eligible for any bonus plans adopted by the Company at the discretion of the Compensation Committee of the Board of Directors.

The Agreement provides that Mr. Cox could be entitled to severance benefits following the termination of his employment, as is further described above. If he is terminated by BASi without "cause", or if Mr. Cox terminates his employment for "good reason" he would be entitled to the following:

•	Mr. Cox's base salary, payable monthly for 12 months following termination;
•	all vacation accrued as of the date of termination;
•	all bonus amounts earned but not paid as of the date of termination; and
•	all salary earned but not paid through the date of termination.

In addition, the non-solicitation provision of Mr. Cox's employment contract will not apply in the event of termination without cause or resignation with good reason.

Change-in-Control Agreements

Mr. Shepperd's Employment Agreement contains a change-in-control feature. Under Mr. Shepperd's Employment Agreement, if Mr. Shepperd is "involuntary terminated" within one year following a "change in control," Mr. Shepperd will receive $8,333.34 per month for each month remaining in his employment term. Mr. Shepperd's ordinary severance compensation under the Employment Agreement will not apply, and he will be eligible for any special bonus program. A "change in control" is defined in the Employment Agreement as (1) approval by shareholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its common shares immediately prior to the consolidation or merger have substantially the same proportionate ownership of voting common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; (2) a change in the majority of members of the Board of Directors of the Company within a twenty-four (24) month period unless the election, or nomination for election by the Company shareholders, of each new director was approved by a vote of two-thirds (2/3) of the directors then still in office who were in office at the beginning of the twenty-four (24) month period; or (3) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination do not hold, directly or indirectly, more than fifty percent (50%) of the share of voting common stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the shares of voting common stock of the combined company, any shares received by affiliates (as defined in the rules of the SEC) of such other company in exchange for stock of such other company).

Mr. Chait’s and Mr. Cox's Employment Agreements contain a change in control feature. Under these Employment Agreements, if Mr. Chait or Mr. Cox has their employment terminated for any reason following a change in control, Mr. Chait or Mr. Cox would receive their monthly base salary for the 12 months prior to termination payable for at least 2 years. Each would also be eligible for any special bonus program. A "change in control" is defined in the Employment Agreement in the same manner as in Mr. Shepperd's Employment Agreement.

On June 19, 2003, Ronald E. Shoup entered into a Severance Agreement with BASi. Under the terms of this Severance Agreement, Mr. Shoup is entitled to receive a continuation of his base salary for one month per year of service with BASi if he is terminated other than for "just cause" following a "significant transaction" or a "change of board composition." "Just Cause" is defined as a good faith determination by the Company's Board of personal dishonesty, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violation or similar offenses). "Significant Transaction" is defined as any of: (a) the sale of a block of stock representing greater than 50% or more of the combined voting power of the Company's then outstanding securities; (b) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer; and (c) upon the approval by the Company's shareholders of (i) a merger with or into another corporation; (ii) a sale or disposition of all or substantially all of the Company's assets; or (iii) a plan of liquidation or dissolution of the Company. "Change of Board Composition" means any change in the composition of the Board of Directors of the Company in connection with any transaction in which stock of the Company is sold by the Company, such that a majority of the non-employee directors of the Company at the time of the stock sale transaction no longer constitute a majority of the Board. If this Agreement had been triggered on September 30, 2007, Mr. Shoup would have been entitled to monthly payments by BASi of $11,204, payable for 28 months.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the above "Compensation Discussion and Analysis," and, based on such review and discussion, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Leslie B. Daniels, Chairman
Dr. David Crabb
William Baitinger

Executive Compensation Tables

Fiscal 2007 Summary Compensation Table

The following narrative, tables and footnotes describe the "total compensation" earned during BASi's 2007 fiscal year by BASi's NEOs. The total compensation presented below does not reflect the actual compensation received by BASi's NEOs or the target compensation of BASi's NEOs during its 2007 fiscal year. There was no value realized by BASi's NEOs during its 2007 fiscal year from long-term incentives (exercise of options).

The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during BASi's 2007 fiscal year. The terms of his Employment Agreement governs the base salary for Mr. Shepperd.

Bonus. The amounts presented as bonuses for NEO’s below represent amounts both paid and accrued in regards to fiscal 2007. Annual bonuses were paid in January, 2008 for fiscal 2007.

Option Awards. The awards disclosed under the heading "Option Awards" consist of the expense recognized in fiscal 2007 for grants of stock options awarded under the 1997 Employee Stock Option Plan and the non-qualifying option agreement of Mr. Shepperd, which is subject to shareholder approval. Details about Mr. Shepperd’s option award made during BASi's 2007 fiscal year are included in the Grant of Plan-Based Awards Table below. The recognized compensation expense of the option awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the NEO based on a number of factors. The factors include BASi's actual operating performance, Common Share price fluctuations, differences from the valuation assumptions used, the restricted nature of shares acquired under non-qualified stock option grants, the limited liquidity in the trading of the Company’s shares and the timing of exercise or applicable vesting.

All Other Compensation. The amounts included under the All Other Compensation are described in the footnotes to the table.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Company Contributions to 401(k) ($)	All Other Compensation ($)	Total ($)
Peter T. Kissinger, Ph.D, Chairman of the Board and Chief Scientific Officer (2)	2007	117,330	--	--	2,581	210,207(3)	330,118
Richard M. Shepperd, President & Chief Executive Officer; Director	2007	420,000	295,000(4)	141,282(5)	--	8,774(6)	865,056
Michael R. Cox, Vice President, Finance and Chief Financial Officer (7)	2007	153,000	40,000	6,241	1,530	--	200,771
Ronald E. Shoup, Ph.D., Chief Operating Officer, BASi Contract Research Services (8)	2007	135,408	--	25,558	3,902	--	164,868
Edward M. Chait, Ph.D., Vice President (9)	2007	150,000	35,000	15,493	3,480	--	203,973
Candice B. Kissinger, Senior Vice President, Research; Secretary and Director (2)	2007	120,358	--	(10)	2,240	(11)	122,598

(1) Amount expensed in financial statements for fiscal 2007.
(2) Dr. and Mrs. Kissinger resigned as officers and directors of the Company on September 28, 2007.
(3) Includes $175,000 of severance and $13,592 of employee benefits programs accrued at September 30, 2007; and $21,615 of premiums on life insurance payable to a trust created by the Kissingers, which amount is added to Dr. Kissinger’s taxable income.
(4) Includes $150,000 paid in fiscal 2007 and $145,000 accrued in regards to 2007 before renegotiation of Mr. Shepperd’s employment agreement.
(5) Mr. Shepperd’s stock option award is contingent on shareholder approval; however, since the Company must pay cash compensation in the event the award is not approved, the Company has accrued the stock option expense.
(6) Housing allowance and travel expenses during period as interim CEO.
(7) Effective October 4, 2007, Mr. Cox also assumed the responsibilities of Chief Administrative Officer. In November, 2007, as discussed above, Mr. Cox entered into a new employment agreement and was awarded additional stock option grants.
(8) Effective October, 2007, Dr. Shoup became Chief Scientific Officer and relinquished his title of Chief Operating Officer.
(9) Effective October 4, 2007, Dr. Chait assumed the responsibilities of Chief Business Officer. In November, 2007, as discussed above, Dr. Chait entered into a new employment agreement and was awarded additional stock option grants.
(10) As part of the Severance Agreement with the Company, Mrs. Kissinger relinquished all rights to unexercised options on September 28, 2007. All expenses for non-vested options for the year were accordingly reversed, and the value of vested options surrendered, calculated as $38,718, was used to reduce severance expense.
(11) Mrs. Kissinger was also insured under the life insurance policy included in Dr. Kissinger’s other compensation as detailed in note 3.

Fiscal 2007 Grant of Plan-Based Awards Table

During fiscal 2007, BASi granted stock options only to Mr. Shepperd. Information with respect to this award, which is subject to shareholder approval at the Annual Meeting, is set forth in the table below.

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards (1)	Grant Date Fair Value of Option Awards (2)
Richard M. Shepperd	May 18, 2007	275,000	$7.10	$985,628

(1) The exercise price of the options is 100% of the fair market value on the date of grant (based on the closing price on the day prior to the grant).

(2) Represents the value estimated for reporting purposes in accordance with SFAS No. 123R.

Outstanding Equity Awards at Fiscal Year-End Table

BASi has awarded stock options to members of its senior management and other BASi team members. The terms of these awards typically provide for vesting over a defined period of time. Option awards generally have a four-part vesting schedule in which the first of the four installments vests on the second anniversary of the grant date. Each subsequent one-fourth installment thereafter vests on the anniversary of the grant date for the next three years: however, the Compensation Committee and the Board has to ability to alter, and occasionally does alter, the vesting schedule to meet specific objectives, such as the matching of the period of Mr. Shepperd’s option grant in the current fiscal year to match the period of his employment contract. The options expire if not exercised within ten years from the date of grant.

The following table shows the equity awards granted to BASi's NEOs that were outstanding as of the end of BASi's 2007 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Richard M. Shepperd	--	275,000	(1)	7.10	May 17, 2017
Michael R. Cox	50,000	--		4.58	March 31, 2014
Ronald E. Shoup, Ph.D.	4,000 3,000 20,000	-- -- 20,000	(2)	8.00 4.25 4.51	November 24, 2007 December 10, 2008 February 26, 2014
Edward M. Chait, Ph.D	37,500	12,500	(3)	5.69	September 29, 2015

(1)	If approved by shareholders, the options vest as to 75,000 shares upon shareholder approval, an additional 100,000 shares on December 1, 2008 and 100,000 shares on December 1, 2009.
(2)	Options on 10,000 shares vest on February 27, 2008 and 10,000 shares vest on February 27, 2009.
(3)	All options vest on September 29, 2008.

Fiscal 2007 Option Exercises

There were no options exercised by NEO’s in fiscal 2007.

EQUITY COMPENSATION PLAN INFORMATION

BASi maintains stock option plans that allow for the granting of options to certain key employees and directors of BASi. The following table gives information about equity awards under the stock option plans of BASi:

Plan Category	Weighted Average Exercise Number of Securities to be Issued upon Exercise of Outstanding Options	Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan (excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	240,870	$5.08	347,373
Non-qualified options granted in conjunction with employment offers	50,000	$5.14	—
Options issuable to officer upon approval by shareholders	275,000	$7.10	—

Total	615,870	$6.00	347,373

For additional information regarding BASi’s stock option plans, please see Note 9 in the Notes to Consolidated Financial Statements in BASi’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers and persons who beneficially own more than ten percent of the Corporation’s Common Shares to file with the Securities and Exchange Commission reports showing ownership of and changes in ownership of the Corporation’s Common Shares and other equity securities. On the basis of information submitted by the Corporation’s directors and executive officers, the Corporation believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal 2007, except for one Form 4 filed late by director Larry S. Boulet.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2009 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before September 30, 2008. If notice of any other shareholder proposal intended to be presented at the 2009 Annual Meeting of Shareholders is not received by BASi on or before December 14, 2008, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors,

Richard M. Shepperd
President and Chief Executive Officer
January 29, 2008

APPENDIX A

BIOANALYTICAL SYSTEMS, INC.
2008 DIRECTOR AND EMPLOYEE STOCK OPTION PLAN

Adopted by the Board of Directors January 21, 2008

BIOANALYTICAL SYSTEMS, INC.
2008 STOCK OPTION PLAN

1.
Establishment/Plan Purpose. Bioanalytical Systems, Inc., an Indiana corporation, hereby establishes an equity-based incentive compensation plan to be known as the Bioanalytical Systems, Inc. 2008 Stock Option Plan ("Plan") and to be effective as of the Effective Date provided for herein. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2.	Definitions/Rules of Construction.

a. The following definitions are applicable to the Plan:

"Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code Sections 424(e) and (f), respectively.

"Award" means the grant by the Committee of Incentive Stock Options or Non-Qualified Stock Options or any combination thereof, as provided in the Plan.

"Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

"Board" means the Board of Directors of the Company.

"Cause" means (a) a Participant’s dishonesty, fraud or misconduct with respect to the business or affairs of the Company or any Affiliate which materially and adversely affects the operations or reputation of the Company or any Affiliate (monetarily or otherwise); (b) a Participant’s conviction of a felony crime or a crime involving moral turpitude or entry of a plea of nolo contendre thereof; or (c) a Participant’s violation of the Company’s Code of Conduct.

"Change in Control" means the occurrence of any one of the following events:

i. any Person, other than an Existing Substantial Shareholder, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities (assuming conversion of all outstanding non-voting securities into voting securities and the exercise of all outstanding options or other convertible securities);

ii. the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

APPENDIX A - 1

iii. the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (other than with an Existing Substantial Shareholder or any of its affiliates), other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities; or

iv. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity controlled by an Existing Substantial Shareholder or any of its affiliates, or to an entity a majority of the combined voting power of the voting securities of which is owned by substantially all of the shareholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

"Code" means the Internal Revenue Code of 1986, as amended, and its implementing regulations.

"Committee" means the Compensation Committee of the Board of Directors.

"Company" means Bioanalytical Systems, Inc., an Indiana corporation.

"Director" means any individual who is a member of the Board.

"Disability" means that a Participant meets one of the following requirements: (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

"Effective Date" means the date that the Plan becomes effective as provided in Section 18.

"Employee" means any person, including an officer or Director, who is employed by the Company or any Affiliate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

"Existing Substantial Shareholder" means any Person that alone or together with its affiliates is the Beneficial Owner of more than 15% of the Outstanding Common Stock as of the Effective Date.

"Fair Market Value" means, with respect to a Share as of a particular date, the per share closing price for the Shares on the trading day immediately before such date, as reported by the principal exchange or market over which the Shares are then listed or regularly traded. If the price of a Share is not so reported, Fair Market Value shall be determined, in good faith, by the Committee in accordance with such procedures as the Committee shall from time to time prescribe.

"Incentive Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is intended to qualify under Code Section 422.

APPENDIX A - 2

"Non-Qualified Stock Option" means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code Section 422.

"Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" means any individual selected by the Committee to receive an Award.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any subsidiary of the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by substantially all of the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Plan" means this Bioanalytical Systems, Inc. 2008 Stock Option Plan.

"Retirement" means, in the case of an Employee, a Separation from Service for reasons other than Cause on or after the date on which the Employee attains age 60.

"Rule 16b-3" means Rule 16b-3 under the Exchange Act and any future rule or regulation amending, supplementing, or superseding such rule.

"Section 16 Person" means a person subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions that involve equity securities of the Company.

"Securities Act" means the Securities Act of 1933, as amended.

"Separation from Service" or "Separates from Service" shall mean death, Disability, Retirement, or other termination of employment with the Company.

"Shares" means the common shares of the Company.

"10% Shareholder" has the meaning set forth in Section 9.

b. The following rules shall govern in the interpretation of the Plan:

i. Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all Award Agreements shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles, or rules.

ii. The Plan and all Awards are intended to comply with an exemption from the requirements of Code Section 409A.

iii. Any reference herein to a provision of law, regulation, or rule shall be deemed to include a reference to the successor of such law, regulation, or rule.

iv. To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

v. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

vi. The grant of Awards and issuance of Shares hereunder shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authority or securities exchange or market on which the Shares are then listed or traded.

APPENDIX A - 3

vii. The descriptive headings and sections of the Plan are provided for convenience of reference only and shall not serve as a basis for interpretation of the Plan.

3. Administration.

a. The Committee. The Committee shall administer the Plan and, subject to the provisions of the Plan and applicable law, may exercise its discretion in performing its administrative duties. The Committee shall consist of not fewer than three (3) Directors, and Committee action shall require the affirmative vote of a majority of its members. The members of the Committee shall be appointed by, and shall serve at the pleasure of, the Board. It is intended that the Committee be composed solely of Directors who both are non-employee directors under Rule 16b-3 and "independent" as defined by the requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted. Failure of the Committee to be so composed shall not result in the cancellation, termination, expiration, or lapse of any Award.

b. Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to: select the Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan, all Award Agreements, and any other agreements or instruments entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent that such terms and conditions are within the discretion of the Committee. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. Each Award shall be evidenced by a written Award Agreement between the Company and the Participant and shall contain such terms and conditions as may be established by the Committee consistent with the provisions of the Plan. Notwithstanding the preceding provisions, the Committee shall not have any authority to take any action that would cause an Option to become subject to Code Section 409A. Except as limited by applicable law or the Plan, the Committee may use its discretion to the maximum extent that it deems appropriate in administering the Plan.

c. Delegation by the Committee. The Committee may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, the Committee may not delegate its authority and powers (i) with respect to grants to Section 16 Persons, or (ii) in a way that would jeopardize the Plan' s satisfaction of Rule 16b-3.

d. Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to this Section shall be final, conclusive, and binding on all persons, including the Company and Participants.

4. Participants. Only those persons who are Employees or Directors of the Company shall be eligible to participate in the Plan. The Committee shall determine from time to time the particular Employees or Directors of the Company who shall be eligible to participate in the Plan and the extent of their participation therein.

5. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 11 hereof:

a. The maximum number of Shares that may be issued with respect to Awards made under the Plan is 500,000 Shares. In the event any outstanding Option under the Plan expires or is terminated for any reason prior to the end of the period during which Options may be granted, the shares allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

b. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Any option issued under the Plan surrendered in order to effect exercise of another option in accordance with Paragraph 7 (c) below shall be deemed to be an exercised option and will not be available for future option grants under this Plan.

APPENDIX A - 4

c. The Exercise Price for any Award made under the Plan may not be less than the Fair Market Value of the Shares as of the date of the award.

d. No Participant may be granted Incentive Stock Options under this Plan that would result in Shares with an aggregate Fair Market Value (determined as of the date the Option is granted) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year. To the extent that a purported Incentive Stock Option would violate the limitation specified in the preceding sentence, the portion of the Option in excess of such limitation shall be deemed a Non-Qualified Stock Option.

e. Notwithstanding the preceding provisions, if the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Employees or Directors on account of such transaction may be granted Options in substitution for options granted by such former employer or recipient of services. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a) and the requirements of Code Section 409A, may determine that such substitute Options shall have an Exercise Price less than one hundred (100%) of the Fair Market Value of the Shares to which the Options relate determined as of the dates of grant. In carrying out the provisions of this Section, the Committee shall apply the principles contained in Section 11.

6. General Terms and Conditions of Options.  The Committee will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (a) the Exercise Price, (b) the number of Shares subject to the Option, (c) the expiration date of the Option, (d) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (e) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (f) the conditions, if any, under which a Participant may transfer or assign Options, and (g) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

7. Exercise of Options. Subject to the provisions of the Plan and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time prior to the termination of the Option, by giving written notice to the Company of exercise on a form provided by the Committee (if available). Such notice shall specify the number of Shares subject to the Option to be purchased and shall be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the Committee or the applicable the Award Agreement, payment in full or in part may also be made by:

a. Delivering Shares already owned by the Participant for more than six (6) months and having a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

b. The certification of ownership of Shares owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Committee;

c. Delivering, if the Participant may do so without violating Section 16(b) of the Exchange Act, by surrendering sufficient vested options based on the difference between the exercise price and the Fair Market Value at the time of exercise of the Shares to equal the exercise price of the Shares to which the Option is being exercised;

d. Any other method permitted by the Committee in the Award Agreement; or

e. Any combination of the foregoing.

No Shares shall be issued until full payment therefore has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class of Shares subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the Participant has given written notice of exercise, has paid the total Exercise Price, and such Shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.

APPENDIX A - 5

8. Termination of Options. Unless otherwise specifically provided by the Committee in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section.

a. Unless sooner terminated under the provisions of this Section and notwithstanding the provisions of Subsection (b) or (d) below of this Section 8, Options will expire not more than five (5) years from the date of grant if the Participant is a 10% Shareholder, and not more than ten (10) years from the date of grant if the Participant is not a 10% Shareholder.

b. If the Participant's Separation from Service (without Cause) occurs by reason of Retirement or Disability, the Participant may exercise all outstanding Options with respect to Shares for which it could have been exercised on the effective date of the Participant's Retirement within the period of three months immediately succeeding the Participant's Retirement, or if by reason of Disability, within twelve (12) months after termination of employment due to Disability.

c. If the Participant's Separation from Service (with or without Cause) is due to any reason other than Retirement or Disability, all rights under any Options granted to the Participant will terminate immediately upon the Participant's Separation from Service.

d. In the event the Participant's Separation from Service is due to death, the Participant's beneficiary or estate, if no beneficiary, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of his death, but only within the period of twelve (12) months from the date of the Participant's death.

9. Special Rules Applicable to Incentive Stock Options.

a. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company's Shareholders, (b) no Incentive Stock Option will be exercisable more than ten (10) years from the date the Incentive Stock Option is granted, (c) the Exercise Price of any Incentive Stock Option will not be less than the Fair Market Value per Share on the date such Incentive Stock Option is granted, (d) any Incentive Stock Option will not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by such Participant, (e) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Fair Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (f) no Incentive Stock Option may be exercised more than three (3) months after the Participant's Separation from Service for reasons due to Retirement, or more than one (1) year after the Participant's Separation from Service due to the Disability or the death of the Participant. Notwithstanding the foregoing, no Incentive Stock Option shall be granted under the Plan to any Employee of the Company who, at the time such Incentive Stock Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary corporation of the Company or any parent or subsidiary corporation of any of the foregoing (such employee being hereinafter referred to as a "10% Shareholder"), except as provided below. For purposes of this Section 9, shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The percentage limitations of this Section 9 shall not apply, however, if, at the time such Incentive Stock Option is granted, the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.

b. Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

APPENDIX A - 6

10. Restrictive Covenants. In its discretion, the Committee may condition the grant of any Award under the Plan upon the Participant agreeing to covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate, and after the Award has been exercised, including, without limitation, the requirement to disgorge any profit, gain or other benefit received upon exercise of the Award prior to any breach of any covenant.

11. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, reverse stock split, spin-off, stock dividend, combination or exchange of Shares or other securities of the Company, any change in the corporate structure or Shares of the Company or other similar corporate transaction or event, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares and the Exercise Price of any outstanding Options will be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee's determination with respect to any adjustments will be conclusive. Any fractional shares so determined will be rounded to the nearest whole number of shares.

12. Assignments and Transfers. Except as otherwise expressly authorized by the Committee in the Award Agreement or any amendment thereto during the lifetime of a Participant, no Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.

13. Rights Under the Plan. No officer, Employee, Director or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Employee, Director or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

14. Delivery and Registration of Shares. The Company's obligation to deliver Shares with respect to an Award will, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

15. Withholding Tax. To the extent required by law in effect at the time any Options are exercised, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and, in each case, having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

APPENDIX A - 7

16. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code Section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award. The Plan shall be binding upon any successor to substantially all the assets of the Company. However, no Options shall be granted hereunder upon termination of the Plan.

17. Repricing. Notwithstanding any provision in the Plan to the contrary and except for adjustments made pursuant to Section 11 of the Plan (relating to the adjustment of Shares and related Awards upon certain changes in capitalization), the Exercise Price of any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price.

18. Effective Date and Term of Plan. The Plan will become effective upon approval by the holders of a majority of the issued and outstanding Shares of each class of the voting Shares of the Company voting in person or by proxy at the duly held shareholder's meeting, provided that the Plan shall become effective only if approved within twelve (12) months before or after the Plan is adopted. The Plan shall terminate on the ten (10) year anniversary of the Effective Date.

19. Securities Law. No Option shall be granted, and no shares issued in connection with any Award unless the grant of the Option and the issuance and delivery of shares or cash pursuant to the Award, complies with all relevant provisions of state and federal law, including without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the shares may then be listed or traded. Participant shall not offer, sell or otherwise dispose of any Option in any manner that would: (a) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law), or to amend or supplement such filing or (b) violate or cause the Company to violate the Securities Act, or any other state or federal law.

20. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.

21. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

22. Notices. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee.

23. No Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board, and the Committee shall not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee, and any attorneys, accountants, advisors, or agents for any of the foregoing shall not provide any advice, counsel, or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option, or any tax consequences relating to an Award.

24. Liability and Indemnification. No member of the Board, the Committee, or any officer or employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with this Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment, and exercise thereof. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

APPENDIX A - 8

25. Mitigation of Excise Tax. Subject to any other agreement providing for the Company's indemnification of the tax liability described herein, if any payment or right accruing to a Participant under this Plan (without the application of this Section), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a "parachute payment," as defined in Section 280G of the Code and regulations thereunder, such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

26. Proceeds. The proceeds received by the Company from the sale of Shares pursuant to the Plan will be used for general corporate purposes.

Adopted by the Board of Directors of Bioanalytical Systems, Inc.

William E. Baitinger

Larry S. Boulet

David W. Crabb

Leslie B. Daniels

Richard M. Shepperd

APPENDIX A - 9

APPENDIX B - NOMINATING COMMITTEE CHARTER

BIOANALYTICAL SYSTEMS, INC.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

This Charter shall govern the operations of the Nominating/Corporate Governance Committee ("Committee") of the Board of Directors of Bioanalytical Systems, Inc. (the "Company"). The primary purpose of the Committee is to identify and recommend the nomination of qualified directors to the Board of Directors of the Company.

II.	Composition

The membership of the Committee shall consist of at least three directors who shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall be "independent" as defined in NASDAQ Market Place Rule 4200. The Board of Directors may, at any time and in its complete discretion, replace a Committee member.

The Board of Directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors.

III.	Meetings

The Committee shall meet at least annually, or more frequently as circumstances dictate.

IV.	Responsibilities

The Committee shall:

a. Oversee the search for qualified individuals to serve on the Board of Directors. Qualified individuals will complement the Company's mission of advancing health care through innovative science. The Company's policy is that a majority of the members of the Board of Directors be independent as defined by the listing standards of NASDAQ and the rules of the Securities and Exchange Commission. To assist in the search for qualified directors, the Committee will consider shareholder suggestions for nominations that are submitted as required by the Bylaws and, as it deems necessary, employ outside search firms to assist in identifying qualified candidates.

b. Recommend to the Board of Directors those director nominees who, in the Committee's opinion, the full Board should recommend for shareholder approval at the annual meeting. The Committee will base its recommendation for nomination on criteria that it believes will provide a board perspective and depth of experience in the Board of Directors. In general, when considering independent directors, the Committee will consider the candidate's experience in areas central to the Company, such as science, business, finance, legal and regulatory compliance, as well as considering the candidate's personal qualities and accomplishments.

c. Oversee the administration of the Board of Directors, including, at least annually, review and recommend the appointment of directors to committees of the Board, monitor and review the functions of the committees, and review and advise the Board concerning the directors' compensation and benefits.

APPENDIX B - 1

d. Draft such policies as it deems necessary to carry out its functions, and annually review and evaluate this charter and any related policies.

e. Be authorized to delegate any duties of the Committee to subcommittees, and hire counsel and other experts as the Committee, in its sole discretion, deems appropriate.

f. Report, at least annually, to the Board of Directors.

g. Perform any other duties assigned to it by the Board of Directors.

APPENDIX B - 2

APPENDIX C - COMPENSATION COMMITTEE CHARTER

BIOANALYTICAL SYSTEMS, INC.
COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

–	Purpose

This Charter shall govern the operations of the Compensation Committee ("Committee") of the Board of Directors of Bioanalytical Systems, Inc. (the "Company"). The primary purpose of the Committee is to exercise the power and authority of the Board of Directors relating to the compensation of officers of the Company.

–	Composition

The membership of the Committee shall consist of at least three directors who shall (1) be free of any relationship that, in the opinion of the Board of Directors ("Board"), would interfere with the member's exercise of independent judgment, (2) be "independent," as defined in NASDAQ Market Place Rule 4200, (3) be an "outside director," as that term is used and defined in Section 162(m) of the Internal Revenue Code, as amended ("Code"), and the relevant Treasury Regulations promulgated thereunder, or any successor rule or regulation, and (4) be a "Non-Employee Director" as that term is defined by Rule 16b-3 of the Securities Exchange Act of 1934. The Board may, at any time and in its complete discretion, appoint, dismiss, or replace a Committee member.

The Board shall appoint one member of the Committee as chairperson, who shall be responsible for leadership of the Committee, including preparing agenda, presiding over meetings, making Committee assignments, and reporting to the Board of Directors.

–	Authority and Responsibilities

The Committee shall have the authority and responsibility of the Board to:

1. At least annually, the Committee shall:

a)
review and approve corporate goals and objectives relevant to compensation and benefits for the officers of the Company. The Committee shall evaluate the performance of each officer, including the Chief Executive Officer, in light of those goals and objectives;

b)
review and approve all elements of each officer's compensation, including but not limited to (i) annual base salary, (ii) annual incentive compensation opportunity, whether in the form of cash or equity, (iii) long-term incentive compensation opportunity, whether in the form of cash or equity, (iv) special benefits, and (v) employment agreements, severance agreements, and change in control agreements, if appropriate;

c)	review the compensation systems in place for officers to make sure that they are appropriate in light of the Company's objectives and performance and the compensation provided by comparable companies;

d)	review this Charter and any policies adopted by the Committee; and

e)	evaluate its own performance and the performance of any compensation consultant retained by the Committee and provide a report of such evaluation to the Board.

2. The Committee shall draft such policies as it deems necessary or appropriate to carry out its functions.

APPENDIX C - 1

3. The Committee may hire counsel and other experts, including compensation consultants, as the Committee, in its sole discretion, deems appropriate.

4. The Committee shall review the proposed Compensation Discussion & Analysis (CD&A) section of the Company's proxy statement, discuss that section with management, and based on that review and discussion, make a recommendation to the Board regarding the inclusion of the CD&A in the Company's filings with the Securities and Exchange Commission, as required.

5. The Committee shall make regular reports to the Board.

6. The Committee shall have the authority to approve all transactions between the Company and any director or officer, other than certain transactions pursuant to an "employee benefit plan," as described by Rule 16b-3 of the Securities Exchange Act of 1934 or any successor rule.

7. The Committee shall establish "performance goals," as that term is used in Code Section 162(m) and the Treasury Regulations promulgated thereunder, or any successor rule or regulation, to determine the payment of any performance-based compensation, disclose the material terms under which such compensation will be paid to the Company's shareholders for approval, and certify in writing prior to the payment of such compensation that the performance goals and any other material terms have been satisfied.

8. The Committee shall perform any other duties assigned to it by the Board of Directors.

APPENDIX C - 2

APPENDIX D—AUDIT COMMITTEE CHARTER

BIOANALYTICAL SYSTEMS, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER
ADOPTED FEBRUARY 19, 2004

PURPOSE
This Charter shall govern the operations of the Audit Committee ("Committee") of the Board of Directors of Bioanalytical Systems, Inc. (the "Company"). The purpose of the Committee is to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements. It is not, however, the Committee's responsibility to prepare and certify the Company's financial statements, to guaranty the independent auditor's report, or to guaranty other disclosures by the Company. Committee members are not employees of the Company and are not performing the functions of auditors or accountants.

COMPOSITION
The Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial management. In addition, at least one member of the Committee must have experience or background which results in such member's "financial sophistication" within the meaning of the NASDAQ Audit Committee Rule, taking into account the non-exclusive list of specific factors and criteria that the NASDAQ Audit Committee Rule specifies with respect to the determination of "financial sophistication." The Board of Directors may, at any time and in its complete discretion, replace a Committee member. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of NASDAQ.

The Board of Directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

MEETINGS
The Committee shall meet at least semi-annually, or more frequently as circumstances dictate. At least twice each year, the Committee shall have a regularly scheduled meeting at which only members of the Committee are present (which may be held in conjunction with other meetings of the Committee), and the Committee shall meet at least annually, and more often as warranted, with the Chief Financial Officer and Chief Accounting Officer, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee may require any officer or employee of the Company or its subsidiaries, or the Company's outside counsel or independent auditor, to attend a Committee meeting or to meet with any members of, or representatives of, the Committee, and to provide pertinent information as necessary. The Committee shall maintain minutes and other relevant documentation of all its meetings.

RESPONSIBILITIES
The Committee's primary responsibilities include:

• Directing the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company or its subsidiaries, and each such registered public accounting firm must report directly to the Committee.

• Approving in advance, as required by applicable laws and regulations, all auditing services and permitted non-audit services proposed to be performed for the Company or its subsidiaries by any such registered public accounting firm. The Committee may establish pre-approved policies and procedures pursuant to which the Company and its subsidiaries may engage a registered public accounting firm to perform services, provided that the policies and procedures are reasonably detailed as to the nature and scope of the particular services that are to be performed and the maximum amount of fees that may be paid for each particular service, and the Committee is informed of each service that is actually approved pursuant to such policies and procedures not later than the next scheduled meeting of the Committee. The Committee may delegate authority to one or more members of the Committee to grant such pre-approvals, provided that the decisions of such member(s) to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

APPENDIX D - 1

• Engaging independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

• Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the board) to report on any and all appropriate matters.

• Ensuring receipt, from each registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, of a formal written statement delineating all relationships between such firm and the Company, consistent with Independence Standards Board Standard 1, and the Committee shall actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm, and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of such firm.

• Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

• Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

• Approving all transactions with related parties, if and to the extent required by Rule 4350(h) (or any successor rule) of the Marketplace Rules of the NASDAQ Stock Market, Inc., as such requirement may from time to time be amended.

• Discussing with management and the external auditors the quality and adequacy of the Company's internal controls.

• Discussing with management the status of pending litigation, taxation matters and other areas or oversight to the legal and compliance area as may be appropriate.

• Reporting Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

If and to the extent that, by reason of any change or amendment to applicable law or regulation or the NASDAQ Audit Committee Rule or other rules applicable to NASDAQ issuers, the Company is required to maintain an audit committee that has composition, structure, duties, authority or responsibility that is different than provided by this Charter, then (and to that extent) this Charter shall be deemed amended in such a manner as to cause the Committee to comply with such changed or amended laws, rules or regulations.

APPENDIX D - 2